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               [Letterhead of Thelen, Marrin, Johnson & Bridges LLP]
                                     May 5, 1997


The Loewen Group Inc.
4126 Norland Avenue
Burnaby, British Columbia V5G 3S8
Canada

Loewen Group International, Inc.
50 East RiverCenter Blvd., Suite 800
Covington, KY 41011

Ladies and Gentlemen:

        We have acted as United States counsel for The Loewen Group Inc., a corporation organized under the laws of British Columbia, Canada ("Loewen"), and Loewen Group International, Inc., a Delaware corporation ("LGII" and, together with Loewen, the "Registrants"), in connection with the preparation and filing of the combined Registration Statement on Form S-3 (File Nos. 333-23747 and 333-23747-01) filed by the Registrants with the Securities and Exchange Commission (the "Commission") on March 21, 1997, as subsequently amended (the "Registration Statement"). The Registration Statement relates to the offer and sale by Loewen and LGII, as applicable, of (i) up to $500 million of LGII's debt securities consisting of notes, debentures and/or other evidences of indebtedness ("LGII Debt Securities") and (ii) up to an aggregate of $500 million of Loewen's Common shares without par value ("Common Shares"), preferred shares without par value ("Preferred Shares"), debt securities consisting of notes, debentures and/or other evidences of indebtedness ("Loewen Debt Securities" and, together with the LGII Debt Securities, "Debt Securities"), warrants to purchase Common Shares, Preferred Shares or Debt Securities ("Warrants") and guarantees by Loewen of LGII Debt Securities ("Guarantees").

        Debt Securities will be issued pursuant to one or more indentures ("Indentures") in the form filed as Exhibit 4.32 to the Registration Statement, in the case of Loewen Debt Securities, or Exhibit 4.33 to the Registration Statement, in the case of LGII Debt Securities and Guarantees.

        In this capacity, we have made such investigations and have reviewed such other documents as we have deemed necessary or appropriate under the circumstances, and have made such examinations of law as we have deemed appropriate for purpose of giving the opinions expressed herein.

         We also have been furnished with and have examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Registrants, agreements and other instruments, certificates of officers and representative of Loewen and LGII, certificates

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The Loewen Group Inc.
Loewen Group International, Inc.
May 5, 1997
Page 2


of public officials and other documents as we have deemed necessary to require as a basis for the opinions hereinafter expressed.

         In making such examinations, we have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified copies or photocopies; (iv) the authority of all persons signing documents examined by us except as to persons signing documents on behalf of the Registrants; (v) the identity and capacity of all individuals acting or purporting to act as public officials; and (vi) the absence of evidence extrinsic to the provisions of the Indentures that the respective parties thereto intended a meaning contrary to that expressed by the provisions of such agreements.

         Based on the foregoing, we are of the opinion that, when (a) the Registration Statement and any post-effective amendments thereto shall have been declared effective by the Commission under the Securities Act of 1933, as amended (the "Securities Act"), (b) the applicable Indenture shall have been duly executed and delivered by the parties thereto, including the trustee under such Indenture (the "Trustee"), (c) the applicable Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), and (d) the applicable Loewen Debt Securities or LGII Debt Securities and Guarantees, as applicable, shall have been (i) duly authorized, executed, authenticated, issued, sold and delivered against payment therefor as contemplated by the applicable Indenture, the Registration Statement and the applicable Prospectus Supplement, or (ii) duly authorized and issued upon the exercise of Warrants which, by their respective terms, are exercisable for the Loewen Debt Securities or LGII Debt Securities and Guarantees, in each case as contemplated by the related Indenture, the Registration Statement and the applicable Prospectus Supplement, and LGII or Loewen, as applicable, shall have received any additional consideration which is payable upon such exercise, and assuming that the applicable Indenture as executed and delivered does not violate any law applicable to Loewen or LGII, as the case may be, or result in a default under or breach of any agreement or instrument binding upon such Registrant:

         (1) LGII Debt Securities will be valid and legally binding obligations of LGII, entitled to the benefits of the applicable LGII Indenture, subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, an implied covenant of good faith and fair dealing.

         (2) Assuming that the Loewen Debt Securities and the form of Loewen Indenture have been authorized by Loewen in accordance with the laws of British Columbia, Canada, Loewen Debt Securities will be valid and legally binding obligations of Loewen, entitled to the benefits of the applicable Loewen Indenture, subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and (b) general principles of

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The Loewen Group Inc.
Loewen Group International, Inc.
May 5, 1997
Page 3


equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, an implied covenant of good faith and fair dealing.

         (3) Assuming that the Loewen Guarantees and the form of LGII Indenture have been authorized by Loewen in accordance with the laws of British Columbia, Canada, the Guarantees will be valid and legally binding obligations of Loewen, entitled to the benefits of the applicable LGII Indenture, subject to (a) limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including without limitation, an implied covenant of good faith and fair dealing.

         To the extent that the obligations of LGII or Loewen under any Indenture may be dependent upon such matters, we assume for purposes of the opinions set forth herein that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by each Indenture to which it is a party; that each Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of such Trustee, enforceable against such Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a Trustee under each Indenture to which it is a party, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under each Indenture to which it is a party.

         We are authorized to engage in the practice of law only with respect to the federal laws of the Untied States of America and the laws of the States of California and New York and the General Corporate Law of the State of Delaware and do not purport to be experts with respect to the laws of any other jurisdiction, and we express no opinion as to the laws of any other state or jurisdiction. The opinions set forth in this letter assume that the Indentures, Debt Securities and Guarantees are governed by the laws of the State of New York.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the use of our name under the heading "Legal Matters" in the prospectus filed with the Commission as a part of the Registration Statement.

                                  Very truly yours,


                         /s/Thelen, Marrin, Johnson & Bridges LLP


                        THELEN, MARRIN, JOHNSON & BRIDGES LLP

MLJ/WFO
SF#211556